UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 15, 2009

Interstate Hotels & Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14331	52-2101815
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4501 North Fairfax Drive, Suite 500, Arlington, Virginia		22203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 387-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Named Executive Officer Base Salary Reductions

Effective January 16, 2009, the Named Executive Officers of Interstate Hotels & Resorts, Inc. (the "Company"), in connection with the Company’s announced general and administrative cost reductions implemented in January 2009, have each agreed to a 10% reduction in their annualized base salary for 2009. As a result, (i) Mr. Thomas F. Hewitt’s annualized base salary for 2009 has been reduced from $500,000 to $450,000, (ii) Mr. Bruce A. Riggins’ annualized base salary for 2009 has been reduced from $375,000 to $337,500, (iii) Mr. Christopher L. Bennett’s annualized base salary for 2009 has been reduced from $295,000 to $265,500, (iv) Mr. Samuel E. Knighton’s annualized base salary for 2009 has been reduced from $350,000 to $315,000, (v) Mr. Leslie Ng’s annualized base salary for 2009 has been reduced from $350,000 to $315,000, and (vi) Mr. Denis S. McCarthy’s annualized base salary for 2009 has been reduced from $230,000 to $207,000. These reductions were approved by the Compensation Committee and the Board of Directors.

Director Annual Fee Reduction and Elimination of 2009 Annual Stock Grant to Directors

The Board of Directors of the Company has decided (i) to reduce their annual board fee for 2009 by 25%, and (ii) to eliminate the annual stock grants for directors for 2009 which are historically granted the day after the Company’s Annual Meeting of Stockholders.

2009 Cash Bonus Plan

The Board of Directors of the Company has approved the Company’s 2009 Cash Bonus Plan. The 2009 Bonus Plan provides that two-thirds of each employee’s, including each executive officer’s, potential bonus is based on the performance of the Company against budgeted earnings before interest, tax, depreciation and amortization ("EBITDA"). The remaining one-third is based on the employee’s individual and/or departmental performance as appropriate for each employee’s level of responsibility. Pursuant to the 2009 Bonus Plan, an employee is eligible to earn a bonus based on the EBITDA criteria only after the Company exceeds Board approved budgeted EBITDA for the year; subject to adjustment by the Board during the year due to unforeseen, one-time or extraordinary events. For our executives, this means they will earn 100% of their potential bonus relating to EBITDA only upon achievement by the Company of 141% of budgeted EBITDA for 2009.

The 2009 Bonus Plan incorporates three primary changes as compared to the 2008 Bonus Plan: (i) the 2008 Bonus Plan was based on the achievement of budgeted EBITDA and earnings per share ("EPS") and individual/departmental performance whereas the 2009 Bonus Plan does not include EPS as a bonus criteria, (ii) the 2008 Bonus Plan provided for bonuses to be paid out upon achieving 90% of budgeted EBITDA and EPS whereas the 2009 Bonus Plan does not pay out a bonus based on Company performance until the annual budget is exceeded as described above, and (iii) the 2008 Bonus Plan allowed for an executive to earn 100% of their potential bonus upon achievement by the Company of 130% of budgeted EBITDA as opposed to 141% for the 2009 Bonus Plan.

Item 7.01 Regulation FD Disclosure.

On January 22, 2009, the Company announced general and administrative cost reductions implemented for 2009. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.

The information contained in Item 7.01 of this Current Report on Form 8-K (including the press release) is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained in Item 7.01 of this Current Report on Form 8-K (including the press release) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1 Press release of Interstate Hotels & Resorts, Inc. dated January 22, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interstate Hotels & Resorts, Inc.

January 22, 2009	By:	/s/ Christopher L. Bennett

Name: Christopher L. Bennett
Title: EVP, Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Interstate Hotels & Resorts, Inc. dated January 22, 2009